SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        AUGUST 30, 2001 (AUGUST 28, 2001)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))

                               CENDANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     1-10308                   06-0918165
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NO.)        (I.R.S. EMPLOYER
    OF INCORPORATION OR                                   IDENTIFICATION NUMBER)
      ORGANIZATION)

     9 WEST 57TH STREET                                           10019
        NEW YORK, NY                                            (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE)

                                 (212) 413-1800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
       (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)

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ITEM 5. OTHER EVENTS

      EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

CENDANT CLASS ACTION LITIGATION

            On August 28, 2001, the United States Court of Appeals for the Third Circuit (the "Third Circuit") issued two decisions resolving all appeals from the August 15, 2000 orders of the United States District Court for the District of New Jersey (the "District Court") that, INTER ALIA, (1) approved Cendant's proposed $2.85 billion settlement of the principal securities class action pending against it styled IN RE CENDANT CORPORATION LITIGATION, No. 98-cv-1664 (D.N.J.) (the "CalPERS Action"), (2) overruled all objections to the settlement of the CalPERS Action, (3) approved the plan of allocation for the settlement proceeds, and (4) awarded attorneys' fees and expenses to counsel for the lead plaintiffs and the class in the CalPERS Action. In one decision, the Third Circuit affirmed the District Court's decision overruling the objections to the settlement made by the plaintiff in a derivative action pending against Cendant. In the second, the Third Circuit affirmed the District Court's finding that the settlement of the CalPERS Action is fair, reasonable and adequate, and affirmed the District Court's decision overruling the objections to the settlement and the plan of allocation made by a number of class members. Also in the second decision, the Third Circuit vacated the District Court's award of attorneys' fees and expenses to counsel for the lead plaintiffs and the class, and remanded the action to the District Court for additional proceedings on this issue. The vacatur and remand of the attorneys' fees and expenses issue is not expected to have any effect on the finality of the settlement.

      As a result of the Third Circuit's decisions, unless the Third Circuit's findings are appealed to the Supreme Court of the United States within the next three months, Cendant will be required to fund the settlement no earlier than the end of March 2002. Cendant's unfunded settlement obligation is currently approximately $2.1 billion. As Cendant continues to make quarterly payments of $250 million to reduce its outstanding obligation, the unfunded obligation is projected to be approximately $1.41 billion in March 2002, consisting of a $1.25 billion principal obligation and $160 in million accrued interest. In anticipation of the final settlement payment, Cendant established a $1.75 billion committed revolving credit facility maturing in August 2003. In addition, Cendant currently has approximately $2.8 billion of cash on hand. Accordingly, Cendant anticipates that it will use a combination of available cash, operating cash flow and revolving credit facility borrowings to fund the settlement obligation when due.

ACQUISITION OF GALILEO

      On August 30, 2001, the stockholders of Galileo International, Inc. approved the proposed merger with Cendant at a special meeting of stockholders. Completion of the merger, which is expected to occur in September 2001, remains subject to regulatory approvals outside the United States and other customary closing conditions.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CENDANT CORPORATION

                               BY: /s/ Eric J. Bock
                                  ------------------------------------
                                       Eric J. Bock
                                       Senior Vice President, Law
                                       and Secretary

Date:  August 30, 2001